UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2015

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Endurance Exploration Team Completes Video Survey, Recovers First Artifacts

Endurance Exploration Group (OTCQB:EXPL) is pleased to announce that it has completed a video survey of the shipwrecked paddle steamer Connaught and retrieved the first artifacts from the surrounding debris field. These artifacts, including bottles and chinaware, are currently undergoing conservation. Initial video footage of the site will be released soon.

“This represents the first big step as we begin the careful excavation of the shipwreck Connaught,” said Endurance CEO Micah Eldred. “Artifacts from the debris field are giving us an up-close look into the condition of the ships’ cargo after 155 year of submergence and fishing net strikes. This information is critical to our exploration of the Connaught’s interior as we work to locate her gold cargo.”

Built in Ireland and launched in 1860, the 380-foot iron-hulled side-wheel steamer Connaught was lauded as one of the largest and most luxurious ocean-going liners in service, a true Titanic of her time. Upon sinking on only her second voyage, the Connaught became best known for her role in what has been called one of the most courageous, daring and successful rescues in maritime history. All 591 of the ships passengers were saved by the heroic effort of a tiny fruit transport ship, the Minni Schiffer and her Captain, John Wilson. The Connaught sank on her way from St. John’s, Newfoundland to Boston, Massachusetts with a shipment of £10,000 in gold coin.

As indicated by the high-resolution sonar imagery and video footage from Endurance’s 2014 expedition, the Connaught’s bow is relatively accessible. However, the engine compartment and stern are covered with commercial fishing nets, some of which measure hundreds of feet in length. The impact of these nets has severely damaged the aft section and triggered a number of structural collapses. These nets pose an immediate danger to our underwater robotics system. In response, our research ship has temporarily returned to port to reconfigure our ROV loadout to compensate for this threat. We will redeploy with a custom-made net-removal tool to remediate these environmental and structure hazards.  This operation is of particular importance as we currently believe the gold cargo and other valuables are most likely located in the aft portion of the wreck.

“We’re committed to working the site of the Connaught as long as the season will allow and, if necessary, return in 2016,” added Eldred. “We’re not done until we’ve finished excavation and fully told the story of the great ship Connaught.”

About Endurance Exploration Group, Inc.:

Endurance Exploration Group, Inc. specializes in historic shipwreck research, subsea search and recovery of lost ships containing valuable cargoes. Over the last 5 years, Endurance has developed a research database of over 1,400 ships that are known to be lost with valuable cargoes in the world oceans. Endurance operates the research vessel Haganes, side-scan sonar, and light inspection and work ROVs.

www.enduranceexplorationgroup.com

www.facebook.com/EnduranceExplorationGroup

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of August 24, 2015. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: August 24, 2015	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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